Exhibit 99.1

Anworth Announces Third Quarter 2010 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--October 29, 2010--Anworth Mortgage Asset Corporation (NYSE: ANH) reported today core earnings available to common stockholders of $22.9 million, or $0.19 per diluted share, for the quarter ended September 30, 2010, consisting primarily of $24.3 million of net income less $1.4 million of dividends paid to our preferred stockholders. This compares to core earnings of $24.4 million, or $0.21 per diluted share, for the quarter ended June 30, 2010. For the nine months ended September 30, 2010, core earnings were $79.1 million, or $0.66 per diluted share, as compared to core earnings of $92 million, or $0.88 per diluted share, for the nine months ended September 30, 2009.

“Core earnings” represents a non-GAAP financial measure which we define as GAAP net income excluding impairment losses or recoveries on mortgage-backed securities, or MBS. For the quarters ended September 30, 2010 and June 30, 2010, there were no MBS impairment losses or recoveries.

On September 30, 2010, we declared a quarterly common stock dividend of $0.23 per share which was paid on October 27, 2010 to our holders of common stock as of the close of business on October 11, 2010. The annualized dividend yield on our common stock for the quarter ended September 30, 2010, based on the September 30, 2010 closing price of $7.13, was 12.90%.

On a non-GAAP basis and during the nine months ended September 30, 2010, our estimated taxable income, on which we base our dividends, was $83.2 million, or $0.70 per diluted share. The difference between net income and our estimate of taxable income earned during the nine months ended September 30, 2010 reflects the non-deductibility for income tax purposes of executive compensation of $4.1 million, or $0.04 per diluted share. A reconciliation of taxable earnings to net income appears at the end of this news release.

At September 30, 2010, our book value was $6.99 per share, taking into account the quarterly dividend for the third quarter which was declared during the third quarter. At June 30, 2010, our book value was $7.18 per share, which took into account the quarterly dividend for the second quarter which was declared during the second quarter.

Our investments consist primarily of Agency MBS, which constituted 99.9% of our portfolio at September 30, 2010. At September 30, 2010, the fair value of our Agency MBS portfolio was approximately $6.77 billion and was allocated as follows: approximately 25% adjustable-rate Agency MBS; approximately 60% hybrid adjustable-rate Agency MBS; approximately 4% 15-year fixed-rate Agency MBS; 11% 30-year fixed-rate Agency MBS; and less than 1% agency floating-rate collateralized mortgage obligations, or CMOs. At June 30, 2010, the fair value of our Agency MBS portfolio was approximately $6.15 billion and was allocated as follows: approximately 27% adjustable-rate Agency MBS; approximately 62% hybrid adjustable-rate Agency MBS; approximately 11% fixed-rate Agency MBS; and less than 1% agency floating-rate CMOs.

At September 30, 2010, the current yield on our Agency MBS portfolio was 4.23%, based on a weighted average coupon of 4.33% divided by the average amortized cost of 102.42% as compared to a yield of 4.40% at June 30, 2010, based on a weighted average coupon of 4.50% divided by the average amortized cost of 102.17%. At September 30, 2010, the unamortized premium was $161.3 million, or 2.50% of the par value, as compared to $127.8 million, or 2.1% of the par value, during the quarter ended June 30, 2010. During the quarter ended September 30, 2010, the expense of amortizing the agency securities premium was approximately $12.5 million as compared to $12.4 million during the quarter ended June 30, 2010.

During the quarter ended September 30, 2010, the fair value of our Non-Agency MBS portfolio decreased to approximately $4.7 million from a fair value of approximately $5.1 million at June 30, 2010.

During the quarter ended September 30, 2010, the constant prepayment rate, or CPR, of all of our Agency MBS and Non-Agency MBS was approximately 33% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 34%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid adjustable-rate mortgage assets, the weighted average term to the next interest rate reset date was 29 months. During the quarter ended June 30, 2010, the CPR of all of our Agency MBS and Non-Agency MBS was approximately 48% and the CPR of our adjustable-rate and hybrid adjustable-rate Agency MBS was 50%. For our Agency MBS and Non-Agency MBS adjustable-rate and hybrid adjustable-rate mortgage assets, the weighted average term to the next interest rate reset date was 28 months.

At September 30, 2010, our outstanding repurchase agreement balance was $5.2 billion with an average interest rate of 0.28% and an average maturity of 43 days. After adjusting for interest rate swap transactions the average interest rate was 1.80% and the average maturity was 432 days. At September 30, 2010, Agency MBS with a fair value of $5.6 billion had been pledged under the repurchase agreements and swap agreements. At June 30, 2010, our outstanding repurchase agreement balance was $5.1 billion with an average interest rate of 0.28% and an average maturity of 38 days. After adjusting for interest rate swap transactions, the average interest rate was 1.86% and the average maturity was 396 days. At June 30, 2010, Agency MBS with a fair value of $5.43 billion had been pledged under the repurchase agreements and swap agreements.

At September 30, 2010 we had interest rate swap agreements with a notional amount of $2.62 billion, which represented approximately 50% of our outstanding repurchase agreements, as compared to interest rate swap agreements with a notional amount of $2.47 billion, which represented approximately 49% of our outstanding repurchase agreements, at June 30, 2010.

At September 30, 2010, our leverage multiple was 5.52x, which was an increase from our leverage multiple of 5.35 at June 30, 2010. The leverage multiple is based on total stockholders’ equity plus the Series B Preferred Stock and the junior subordinated notes.

During the quarter ended September 30, 2010 and relative to average earning assets, interest income earned was 4.29%, amortization of premium was (0.84)% and the average cost of funds on repurchase agreements and derivative instruments was 1.77%, resulting in a net interest rate spread of 1.68%. During the quarter ended June 30, 2010 and relative to average earning assets, interest income earned was 4.52%, amortization of premium was (0.83)% and the average cost of funds on repurchase agreements and derivative instruments was 1.87%, resulting in a net interest rate spread of 1.82%.

At September 30, 2010, stockholders’ equity available to common stockholders was approximately $834 million, or $6.99 per share, taking into account the quarterly dividend for the third quarter which was declared during the third quarter, based on 119.3 million shares of common stock outstanding at quarter end. The $834 million equals total stockholders’ equity of $883 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $27.5 million and the proceeds from its sale of $25.6 million. At June 30, 2010, stockholders’ equity available to common stockholders was approximately $840 million, or $7.18 per share, taking into account the quarterly dividend for the second quarter which was declared during the second quarter, based on 117 million shares of common stock outstanding at quarter end. The $840 million equals total stockholders’ equity of $889 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $27.5 million and the proceeds from its sale of $25.6 million.

On February 1, 2010, we announced that our board of directors had authorized a share repurchase program, permitting us to acquire 5,850,000 shares of our common stock, or approximately 5% of our outstanding common stock. The shares are to be acquired at prevailing prices through open market transactions. The manner, price, number and timing of these share repurchases are subject to market conditions and applicable SEC rules. During the three months ended September 30, 2010, we repurchased a total of 404,424 shares at a weighted average price of $6.65 per share under this program. From February 1, 2010 through September 30, 2010, we had repurchased an aggregate of 3,465,040 shares at a weighted average price of $6.54 per share under this program.

When we pay a cash dividend during any quarterly fiscal period to our common stockholders in an amount that results in an annualized common stock dividend yield greater than 6.25% (the dividend yield on our Series B Preferred Stock), the conversion rate on our Series B Preferred Stock is adjusted based on a formula specified in the Series B Preferred Stock prospectus supplement (and also available on the “Series B Pfd. Stock Conversion” page of our web site at http://www.anworth.com). As a result of the quarterly dividend for the quarter ended September 30, 2010, the conversion rate increased from 3.2990 shares of our common stock to 3.3564 shares of our common stock effective October 12, 2010.

The Company will host a conference call on November 1, 2010 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss third quarter 2010 results. The dial-in number for the conference call is 877-317-6789 for U.S. callers (international callers should dial 412-317-6789 and Canadian callers should dial 866-605-3852). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 7:00 PM Eastern Time on October 28, 2010. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 445624. The conference call will also be webcast over the Internet, which can be accessed on Anworth’s web site at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in Anworth’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust, which invests primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth seeks to generate income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. The Company’s common stock is traded on the New York Stock Exchange under the symbol ANH.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management's ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$5,611,089	$5,749,849
Agency MBS at fair value	1,147,648	725,174
Paydowns receivable	9,822	10,778
	6,768,559	6,485,801
Non-Agency MBS:
Non-Agency MBS at fair value	4,720	4,742
Cash and cash equivalents	1,820	1,812
Interest and dividends receivable	24,039	28,818
Derivative instruments at fair value	285	2,059
Prepaid expenses and other	15,407	3,416
Total Assets:	$6,814,830	$6,526,648

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$20,565	$20,838
Repurchase agreements	5,224,000	5,359,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	100,048	82,811
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	430	433
Dividends payable on common stock	27,431	32,305
Payable for securities purchased	489,935	61,123
Accrued expenses and other	5,608	2,436
Total Liabilities:	$5,906,408	$5,597,337
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($27,525 and $27,700, respectively); 1,101 and 1,108 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	$25,629	$25,803

Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 119,263 and 115,563 issued and outstanding at September 30, 2010 and December 31, 2009, respectively	1,193	1,156
Additional paid-in capital	1,042,708	1,016,821
Accumulated other comprehensive gain consisting of unrealized losses and gains	47,309	84,259
Accumulated deficit	(253,814)	(244,125)
Total Stockholders' Equity:	$882,793	$903,508
Total Liabilities and Stockholders' Equity:	$6,814,830	$6,526,648

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Interest income:
Interest on Agency MBS	$50,174	$63,150	$165,665	$197,157
Interest on Non-Agency MBS	53	57	161	204
Other income	19	27	47	139
	50,246	63,234	165,873	197,500
Interest expense:
Interest expense on repurchase agreements	22,612	27,573	70,574	88,408
Interest expense on junior subordinated notes	340	357	968	1,214
	22,952	27,930	71,542	89,622
Net interest income	27,294	35,304	94,331	107,878
Net gain on derivative instruments	0	0	0	107
Expenses:
Compensation, incentive compensation and benefits	(2,417)	(2,849)	(8,032)	(9,026)
Write-down of Lehman receivable	0	0	(674)	0
Other expenses	(538)	(762)	(2,227)	(2,495)
Total expenses	(2,955)	(3,611)	(10,933)	(11,521)
Net income	24,339	31,693	83,398	96,464
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)	(3,033)	(3,033)
Dividend on Series B Cumulative Convertible Preferred Stock	(430)	(487)	(1,290)	(1,429)
Net income to common stockholders	$22,898	$30,195	$79,075	$92,002
Basic earnings per common share	$0.19	$0.28	$0.67	$0.90
Diluted earnings per common share	$0.19	$0.27	$0.66	$0.88
Basic weighted average number of shares outstanding	117,923	109,125	117,412	102,529
Diluted weighted average number of shares outstanding	121,557	112,868	121,046	106,273

Reconciliation of Non-GAAP Financial Measures

The table below presents the reconciliation of net income to common stockholders to estimated taxable income, which non-GAAP financial measure excludes the non-deductibility of components of discretionary and incentive executive compensation. The Company’s management believes that this financial measure, when considered together with our GAAP financial measures, provides information that is useful to investors in understanding the differences between GAAP earnings and estimated taxable earnings (which is the basis upon which our Board of Directors declares common stock dividends). Management also believes that this financial measure enhances the ability of investors to analyze the Company’s operating trends and to better understand its operating performance. This financial measure should not be used as a substitute in assessing the Company’s results of operations and financial condition at September 30, 2010. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

	Nine Months Ended September 30, 2010
		(Per Share)

Net income available to common stockholders	$ 79,075	$ 0.66
Add: non-deductibility of executive discretionary and incentive compensation in current period	4,118
Net income excluding the non-deductibility of discretionary and executive incentive compensation	$ 83,193
Estimated taxable income	$ 83,193
Estimated taxable income per share		$ 0.70
Basic weighted average number of shares outstanding	117,412
Diluted weighted average number of shares outstanding(1)	121,046

(1) During the nine months ended September 30, 2010, diluted earnings per common share include the assumed conversion of 1.101 million shares of Series B Preferred Stock at the conversion rate of 3.2990 shares of common stock and adding back the Series B Preferred Stock dividend.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, 310/255-4438 or 310/255-4493
jhillman@anworth.com
http://www.anworth.com